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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (date of earliest event reported): January 12, 1998



                               IMN FINANCIAL CORP.
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             (Exact name of registrant as specified in its charter)


           Delaware                   2-72849               11-2558192
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 (State or Other Jurisdiction       (Commission            (IRS Employer
      of Incorporation)             File Number)           Identification
                                                               Number)


           520 Broad Hollow Road,  Melville, New York             11746
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            (Address of Principal Executive Offices)            (Zip Code)


       Registrant's telephone number, including area code: (516) 844-9805






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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     (b)(i) On December 29, 1997, the Registrant and 1st Potomac Mortgage Corporation ("Potomac") executed and delivered a stock purchase agreement (the "Agreement") pursuant to which the registrant agreed to acquire from Potomac 100% of the issued and outstanding shares of capital stock.

     (ii) The amount and source of consideration used by the Registrant was, at closing, delivery of $1,000,000 worth of the Registrant's common stock to Michael B. Roche (the Principal of Potomac).

     (iii) The principle followed in determining the amount of such consideration was upon negotiation between the parties.

     (b) The assets acquired by the Registrant were 100% of the issued and outstanding capital stock of Potomac. The business of Potomac is mortgage banking. The Registrant expects that Potomac will remain a subsidiary of the registrant and that Potomac's business will continue in a manner in which it was conducted prior to the acquistion.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial statements of the businesses acquired

     As of the date of filing of this current report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after January 12, 1998.


     (b) Pro forma financial information

     As of the date of filing of this current report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after January 12, 1998.


     (c) Exhibits

     Stock Purchase agreement between the Registrant and Potomac dated December 29, 1997.

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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                IMN FINANCIAL CORP.
                                          (Registrant)

                                By: /s/Edward Capuano
                                    Edward Capuano,
                                     President and Principal
                                     Executive Officer and
                                     Principal Financial Officer

     Dated: January 12, 1998